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                                                                 EXHIBIT 10.5(f)

                 FORM OF STOCK OPTION RELOAD GRANT NOTIFICATION

Note: There is some variation from time to time in the forms used for grant notices. This exhibit reflects the substance of the reload notices used, without providing or describing the many immaterial variations. Also, the Company has discontinued the reload feature. This exhibit is provided because prior reload grants remain outstanding.

                        * * * * * * * * * * * * * * * * *

[Date]

[Name and address of recipient]

Pursuant to the terms and conditions of the company's [name of applicable plan], you have been granted a Non-Qualified Stock Option/Reload to purchase ________ shares (the "Option") of stock as outlined below:

Granted to: [Name and ID of recipient]

Grant Date:

Options Granted: [number]

Option Price per Share: [fair market value on reload grant date]

Total Cost to Exercise:

Expiration Date: [the expiration date of the original options on which the reload grant is based]

Vesting Schedule: [typically, reload options are fully
                  vested at grant]